UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Vice President

On October 29, 2019, Ra Medical Systems, Inc. (the “Company”), terminated Melissa Burstein as Vice President and as an employee of the Company, effective November 1, 2019. Ms. Burstein’s termination by the Company was without “Cause,” as defined in her Change in Control and Severance Agreement (the “Severance Agreement”) which has been filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-226191) with the Securities and Exchange Commission on July 16, 2018. Ms. Burstein is also eligible to receive the severance compensation benefits set forth and in accordance with the terms of the Severance Agreement. Additionally, Ms. Burstein’s equity incentive awards will remain subject to the terms of her existing equity award agreements with the Company.

Item 8.01 Other Events.

Press Release

On October 31, 2019, the Company issued a press release announcing the substantial completion of its previously announced Audit Committee investigation. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 31, 2019.

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this communication include, but are not limited to, statements regarding Ra Medical’s implementation of remedial measures recommended by the Audit Committee, expectations with respect to future actions regarding the Company’s employees, the results of management’s review of its previously issued or announced financial statements and internal control over financial reporting and disclosure controls, the Company’s expectations with respect to the impact of its recently announced change in shelf life, the timing of the Company’s atherectomy trial, and expectations regarding the timing of Ra Medical’s periodic reports. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things: how promptly and thoroughly the recommendations of the Audit Committee can be implemented, potential legal or regulatory action related to the matters under investigation, the results of further review by the Company or others of certain matters that came to the Audit Committee’s attention during the course of its investigation, any matters arising out of the review and audit of Ra Medical’s financial statements by the Company’s independent registered public accounting firm, and other factors detailed from time to time in Ra Medical’s SEC reports, including its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this communication are based on information available to Ra Medical as of the date hereof. Ra Medical disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: October 31, 2019	By:	/s/ Daniel Horwood
Daniel Horwood General Counsel and Secretary

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